UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2018

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 1, 2018, BioPharmX Corporation (“Company”) received a notice from NYSE American LLC (“NYSE American”) that NYSE Regulation reviewed the Company’s compliance plan and determined to accept the plan and grant a plan period through September 24, 2019.  NYSE Regulation staff will review the Company periodically for compliance with the initiatives outlined in the plan.  If the Company is not in compliance with the NYSE American continued listing standards by September 24, 2019, or if the Company does not make progress consistent with the plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate.  The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the NYSE American Company Guide.

On September 24, 2018, the Company received a notice from the NYSE American that the Company was not in compliance with the stockholders’ equity requirement as forth in Part 10 of the NYSE American Company Guide. The Company reported stockholders’ equity of $4.3 million as of July 31, 2018 and net losses in its five most recent fiscal years ended January 31, 2018.

The Company’s common stock will continue to be listed and traded on the NYSE American during the cure period, subject to the Company’s compliance with the NYSE American’s other applicable continued listing standards. The Company’s stock symbol “BPMX” will be assigned a “.BC” indicator by the NYSE American to signify that the Company currently is not in compliance with the NYSE American’s continued listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: November 2, 2018	By:	/s/ David Tierney
		Name:	David Tierney
		Title:	Chief Executive Officer